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                                 DECLARATION OF TRUST
                                          OF
                          FBL VARIABLE INSURANCE SERIES FUND


           DECLARATION OF TRUST, made this 3rd day of November, 1986 by Robert
R. Joslin, Gerald Snethen and Stephen M. Morain (the "Trustees").

           WHEREAS, the Trustees desire to establish an unincorporated voluntary association commonly known as a business trust, as described in the provisions of Chapter 182 of the General Laws of Massachusetts, for the principal purpose of the investment and reinvestment of funds contributed thereto; and

           WHEREAS, the Trustees desire that such trust be a registered open-end investment company under the Investment Company Act of 1940.

           NOW, THEREFORE, the Trustees declare that all money and property contributed to the trust fund hereunder shall be held in trust and managed under this Declaration of Trust as herein set forth.

                                      ARTICLE I

                                 NAME AND DEFINITIONS

           Section 1. NAME. This Trust shall be known as FBL Variable Insurance Series Fund (the "Trust").

           Section 2. DEFINITIONS. Wherever used herein, unless otherwise required by the context or specifically provided:

               (a) The terms "Affiliated Person", "Assignment", "Commission", "Interested Person", "Majority Shareholder Vote" (the 67% or 50% requirement of the third sentence of Section 3(a)(42) of the 1940 Act, whichever may be applicable) and "Principal Underwriter" shall have the meanings given them in the 1940 Act, as amended from time to time;

               (b) "Net Asset Value" means the net asset value of the Trust determined in the manner provided in Article X, Section 3;

               (c)  "Shareholder" means a record owner of Shares of the Trust;

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               (d)  The "Trustees" refers to the individual Trustees in their capacity as Trustees hereunder of the Trust and their respective successor or successors for the time being in office as such Trustees;

               (e) "Shares" includes each class of Shares which may be issued by the Trust and means the equal proportionate units of interest into which the beneficial interest in the Trust shall be divided from time to time and includes a fraction of Shares as well as whole Shares;

               (f) "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise or, in general, any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for, guarantees of, or any right to subscribe to, purchase or acquire any of the foregoing; and

               (g) The "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time.

               (h)  "Bylaws" means the Bylaws of the Trust, if any.

               (i) "Commission" means the Securities and Exchange Commission or any succeeding governmental authority.


                                      ARTICLE II

                                   PURPOSE OF TRUST

           The purpose of this Trust is to provide investors a continuous source of managed investment in securities.

                                     ARTICLE III

                                 BENEFICIAL INTEREST

           Section 1. SHARES OF BENEFICIAL INTEREST. There may be one or more series of Shares of the Trust as the Trustees may from time to time determine. The beneficial interest of each series shall at all times be divided into an unlimited number of transferable Shares, without par value, each of which shall represent an equal proportionate interest in the series with each other Share of the series outstanding, none having priority or

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preference over another. The Trustees may from time to time divide or combine the Shares of any series into a greater or lesser number without thereby changing the proportionate beneficial interest in the series. Subject to the provisions of Section 5 of this Article III, each share shall have voting rights as provided in Article VIII hereof, and holders of Shares shall be entitled to receive dividends when and as declared with respect thereto in the manner provided in Article X, Section 1. All dividends and distributions shall be made ratably among all Shareholders of a particular series from the assets belonging to such series, according to the number of Shares of such series held of record by such Shareholders. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or multiples thereof.

           Section 2. OWNERSHIP OF SHARES. The ownership of Shares shall be recorded in the books of the Trust. The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters. The record books of the Trust shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each.

           Section 3. INVESTMENT IN THE TRUST. The Trustees shall accept investments in the Trust from such persons and on such terms as they may from time to time authorize. Such investments may be in the form of cash or securities in which the Trust is authorized to invest, valued as provided in
Article X, Section 3. After the date of the initial contribution for capital, the number of Shares to represent the initial contribution may in the Trustees' discretion be considered as outstanding and the amount received by the Trustees on account of the contribution shall be treated as an asset of the Trust. Subsequent investments in the Trust shall be credited to the Shareholder's account in the form of full and fractional shares of the Trust at the Net Asset Value per Share next determined after the investment is received; provided, however, that the Trustees may, in their sole discretion, impose a sales charge upon investments in the Trust to the extent permitted by applicable law.

           Section 4. PREEMPTIVE RIGHTS. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees.

           Section 5. STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder, by virtue of having become a Shareholder, shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for

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                                         - 4


the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust and its assets (but the omission of such a recitation shall not operate to bind any Shareholder).

           Section 6. POWER OF TRUSTEES TO CHANGE PROVISIONS RELATING TO SHARES. Notwithstanding any other provisions of this Declaration of Trust and without limiting the power of the Trustees to amend the Declaration of Trust as provided elsewhere herein, the Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust for the purpose of (i) responding to or complying with any regulations, orders, rulings or interpretations of any governmental agency or any laws, now or hereafter applicable to the Trust, or (ii) designating and establishing series in addition to those established in Section 7 of this Article III; provided that before adopting any such amendment without Shareholder approval the Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders. The establishment and designation of any series of Shares in addition to those series established and designated pursuant to Section 7 of this Article III shall be effective upon the execution by a majority of the then Trustees of an amendment to this Declaration of Trust, taking the form of complete restatement or otherwise, setting forth such establishment and designation and the relative rights and preferences of such series, or as otherwise provided in such instrument.

           Without limiting the generality of the foregoing, the Trustees may, for the above-stated purposes, amend the Declaration of Trust to:

          (a) create one or more series of Shares (in addition to any series already existing or otherwise) with such rights and preferences and such eligibility requirements for investment therein as the Trustees shall determine and reclassify any or all outstanding Shares as shares of particular series in accordance with such eligibility requirements;

          (b)  amend any of the provisions set forth in paragraphs (a) through
     (i) of Section 7 of this Article III;


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          (c)  combine one or more series of Shares into a single series on such terms and conditions as the Trustees shall determine;

          (d) change or eliminate any eligibility requirements for investment in Shares of any series, including without limitation the power to provide for the issue of Shares of any series in connection with any merger or consolidation of the Trust with another trust or company or any acquisition by the Trust of part or all of the assets of another trust or company;

          (e)  change the designation of any series of Shares;

          (f) change the method of allocating dividends among the various series of Shares;

          (g) allocate any specific assets or liabilities of the Trust or any specific items of income or expense of the Trust to one or more series of Shares;

          (h) specifically allocate assets to any or all series of Shares or create one or more additional series of Shares which are preferred over all other series of Shares in respect of assets specifically allocated thereto or any dividends paid by the Trust with respect to any net income, however determined, earned from the investment and reinvestment of any assets so allocated or otherwise and provide for any such special voting or other rights with respect to such series.

           Section 7. ESTABLISHMENT AND DESIGNATION OF SERIES. Without limiting the authority of the Trustees set forth in Section 6, INTER ALIA, to establish and designate any further series or to modify the rights and preferences of any series, the Money Market Portfolio, Growth Common Stock Portfolio, Maximum Capital Gain Portfolio, High Yield Bond Portfolio, High Grade Bond Portfolio, and Balanced Portfolio shall be, and each is hereby, established and designated. Shares of a series shall be preferred over shares of all other series in respect of the assets of that series.

           Shares of each series established in this Section 7 shall have the following relative rights and preferences:

          (a) ASSETS BELONGING TO SERIES. All consideration received by the Trust for the issue or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such

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proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" that series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular series shall belong to that series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes.

     (b) LIABILITIES BELONGING TO SERIES. The assets belonging to each particular series shall be charged solely with the liabilities of the Trust in respect to that series, expenses, costs, charges and reserves attributable to that series, and any general liabilities of the Trust which are not readily identifiable as belonging to any particular series but which are allocated and charged by the Trustees to and among any one or more of the series established and designated from time to time in a manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a series are herein referred to as "liabilities belonging to" that series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all series for all purposes.

     (c) DIVIDENDS, DISTRIBUTIONS, REDEMPTIONS, AND REPURCHASES. Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article X, no dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any series) with respect to, nor any redemption or repurchase of, the Shares of any series shall be effected by the Trust other than from the assets belonging to such series, nor shall any Shareholder of any particular series otherwise have any right or claim against the assets belonging to any

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other series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other series.

    (d) VOTING. Notwithstanding any of the other provisions of this Declaration of Trust, including, without limitation, Section 1 of Article VIII, the Shareholders of any particular series shall not be entitled to vote on any matters as to which such series is not affected. on any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall be voted by individual series, unless otherwise required by the 1940 Act or other applicable law.

    (e) EQUALITY. All the Shares of each particular series shall represent an equal proportionate interest in the assets belonging to that series (subject to the liabilities belonging to that series), and each Share of any particular series shall be equal to each other Share of that series.

    (f) FRACTIONS. Any fractional Share of a series shall carry proportionately all the rights and obligations of a whole share of that series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

    (g) EXCHANGE PRIVILEGE. The Trustees shall have the authority to provide that the holders of Shares of any series shall have the right to exchange said Shares for Shares of one or more other series of Shares in accordance with such requirements and procedures as may be established by the Trustees.

    (h) COMBINATION OF SERIES. The Trustees shall have the authority, without the approval of the Shareholders of any series unless otherwise required by applicable law, to combine the assets and liabilities belonging to any two or more series into assets and liabilities belonging to a single series or class.

    (i) ELIMINATION OF SERIES. At any time that there are no Shares outstanding of any particular series previously established and designated, the Trustees may amend this Declaration of Trust to abolish that series and to rescind the establishment and designation thereof, such amendment to be effected in the manner provided in Section 6 of this Article III.


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                                      ARTICLE IV
                                       TRUSTEES

           Section 1. MANAGEMENT OF THE TRUST. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility.

           Section 2. ELECTION - INITIAL TRUSTEES. On or before December 31, 1987, or a date fixed by the initial Trustees, the Shareholders shall elect not less than three (3) Trustees. A Trustee shall not be required to be a Shareholder of the Trust. The initial Trustees shall be Robert R. Joslin, Gerald Snethen, and Stephen M. Morain, and such other individuals as the Board of Trustees shall appoint pursuant to Section 4 of this Article IV.

           Section 3. TERM OF OFFICE. The Trustees shall hold office during the lifetime of this Trust, and until its termination as hereinafter provided; except that (a) any Trustee may resign by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) any Trustee who requests in writing to be retired or who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) a Trustee may be removed at any Special Meeting of the Trust by a vote of two-thirds of the outstanding Shares.

           Section 4. VACANCIES. In case of the declination, death, resignation, retirement, removal or inability of any Trustee, or in case a vacancy shall, by reason of an increase in the number of Trustees, or for any other reason, exist, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by recording in the records of the Trust, whereupon the appointment shall take effect. Within three (3) months of such appointment, the Trustees shall cause notice of such appointment to be mailed to each Shareholder at his address as recorded in the records of the Trust. An appointment of a Trustee may be made by the Trustees then in office and notice thereof mailed to Shareholders as aforesaid in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall

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become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted this Trust, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. The power of appointment is subject to the provisions of Section 16(a) of the 1940 Act.

           Section 5. TEMPORARY ABSENCE. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees, provided that in no case shall less than two (2) Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

           Section 6. NUMBER OF TRUSTEES. The number of Trustees, not less than three (3) nor more than fifteen (15), serving hereunder at any time shall be determined by the Trustees themselves.

           Whenever a vacancy in the Board of Trustees shall occur and such vacancy remains unfilled, or while any Trustee is absent from the Commonwealth of Massachusetts or, if not a domiciliary of Massachusetts, is absent from his state of domicile, or is physically or mentally incapacitated by reason of disease or otherwise, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy, absence or incapacity shall be conclusive; provided, however, that no vacancy shall remain unfilled for a period longer than six (6) calendar months.

           Section 7. EFFECT OF VACANCY. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Trust.

           Section 8. OWNERSHIP OF ASSETS OF THE TRUST. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Title to all of the assets of the Trust shall at all times be considered as vested in the Trustees. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial interest in the Trust.


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                                      ARTICLE V

                                POWERS OF THE TRUSTEES

           Section 1. POWERS. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purpose of this Trust. Subject to any applicable limitation in this Declaration of Trust or the Bylaws, the Trustees shall have power and authority to do any act they are permitted by law to do, including, but not limited to:

             (a) To buy, and invest funds in their hands in, securities including, but not limited to, common stock, preferred stock, bonds, debentures, warrants and rights to purchase or sell securities, certificates of beneficial interest, notes or other evidences of indebtedness issued by corporations, trusts or associations, domestic or foreign, or issued and guaranteed by the United States of America or any agency or instrumentality thereof, by the government of any foreign country, or obligations issued by or on behalf of states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or by any political subdivision, agency or instrumentality of any foreign country, in "when-issued" contracts for any such securities, or purchase and simultaneously resell for later delivery any obligation, or retain such proceeds in cash, and from time to time change the investments of its funds.

             (b) To adopt Bylaws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal such Bylaws to the extent that they do not reserve that right to the Shareholders.

             (c) To elect and remove such officers and appoint and terminate such agents as they consider appropriate.

             (d) To employ a bank or trust company as custodian of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the Bylaws.


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             (e)    To retain a transfer agent and shareholder servicing agent, or both.

             (f) To provide for the distribution of interests of the Trust either through a principal underwriter in the manner hereinafter provided for or by the Trust itself, or both.

             (g)    To set record dates in the manner hereinafter provided for.

             (h) To delegate such authority as they consider desirable to any committee of Trustees, officers of the Trust and to any agent, custodian or underwriter.

             (i) To sell, lend, pledge, mortgage, hypothecate, lease, write options on or exchange any or all of the assets of the Trust, subject to the provisions of Article XII, Section 4(b) hereof.

             (j) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper.

             (k) To exercise all powers and rights, including rights of subscription, which in any manner arise out of ownership of securities.

             (l) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form; or either in its own name or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of trust companies or investment companies.

             (m) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust.

             (n) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes.


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             (o)    To make distributions to Shareholders in the manner
     hereinafter provided for.

             (p) To borrow funds or property, to the extent permitted by applicable law.

             (q) To establish, from time to time, a minimum total investment for Shareholders, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder.

             (r) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper.

             (s) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof.

             (t) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, Principal Underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against liability.

             (u) To pay pensions as deemed appropriate by the Trustees and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and

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                                        - 13 -


          provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

           No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

           Section 2. TRUSTEES AND OFFICERS AS SHAREHOLDERS. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares of the Trust to the same extent as if he were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued and sold Shares of the Trust to and buy such Shares from any such person of any firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the Bylaws.

           Section 3. ACTION BY THE TRUSTEES. The Trustees shall act by majority vote at a meeting duly called, or by unanimous written consent without a meeting, or by telephone consent provided a quorum of Trustees participate in any such telephonic meeting, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees. At any meeting of the Trustees, a majority of the Trustees shall constitute a quorum. Meetings of the Trustees may be called orally or in writing by the Chairman of the Trustees or by any two (2) other Trustees. Notice of the time, date and place of all meetings of the Trustees shall be given by the party calling the meeting to each Trustee by telephone or telegram sent to his home or business address at least twenty-four (24) hours in advance of the meeting or by written notice mailed to his home or business address at least seventy-two (72) hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any one of their number their authority to approve particular matters or take particular actions on behalf of the Trust.

           Section 4. CHAIRMAN. The Trustees may appoint one of their number to be Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees, shall be responsible for the execution of policies established by the Trustees and the administration of the Trust, and may also be any officer of the Trust.

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                                        - 14 -


                                     ARTICLE VI

                               EXPENSES OF THE TRUST

           Section 1. TRUSTEE REIMBURSEMENT. The Trustees shall be reimbursed from the Trust estate for their expenses and disbursements, including, without limitation, fees and expenses of Trustees who are not Interested Persons of the Trust or its investment adviser or Principal Underwriter; interest expense; taxes; fees and commissions of every kind; expenses of pricing Trust portfolio securities; expenses of issue, repurchase, redemption and distribution of Shares, including expenses attributable to a program of periodic repurchases or redemptions; expenses of registering and qualifying the Trust and its Shares under Federal and State laws and regulations; charges of custodians, transfer agents and registrars; expenses of preparing and setting up in type prospectuses; expenses of printing and distributing prospectuses sent to existing Shareholders; auditing and legal expenses; reports to Shareholders; expenses or meetings of Shareholders and proxy solicitations therefor; insurance expense; association membership dues; and such nonrecurring items as may arise, including litigation to which the Trust is a party and for all losses and liabilities by them incurred in administering the Trust. Reimbursement for expenses directly attributable to a series shall be made from such series. The Trustees shall have a lien on the Trust estate prior to any rights or interests of the Shareholders thereto for the payment of such expenses, disbursements, losses and liabilities. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

                                     ARTICLE VII

                      INVESTMENT ADVISER, PRINCIPAL UNDERWRITER

                                  AND TRANSFER AGENT

           Section 1. INVESTMENT ADVISER. Subject to a Majority Shareholder Vote of all affected series, the Trustees in their discretion from time to time may enter into an investment advisory or management contract whereby the other party to such contract shall undertake to furnish the Trustees such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize the investment adviser (subject to such general or specific instructions as the

Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio securities of the Trust on behalf of the Trustees or may authorize any officer, agent or Trustee to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales and exchanges shall be deemed to have been authorized by all of the Trustees.

           Section 2. PRINCIPAL UNDERWRITER. The Trustees may in their discretion from time to time enter into a contract providing for the sale of the Shares of the Trust, whereby the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as may be prescribed in the Bylaws, and such further terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article VII, or of the Bylaws; and such contract may also provide for the repurchase or sale of Shares of the Trust by such other party as principal or as agent of the Trust.

           Section 3. TRANSFER AGENT. The Trustees may in their discretion from time to time enter into a transfer agency and shareholder service contract whereby the other party shall undertake to furnish the Trustees transfer agency and shareholder services including clerical and accounting services. The contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Declaration of Trust or of the Bylaws, and may provide for the computation of the Trust's Net Asset Value in accordance herewith. Such services may be provided by one or more entities.

           Section 4. PARTIES TO CONTRACT. Any contract of the character described in Sections 1, 2 and 3 of this Article VII or in Article IX hereof may be entered into with any corporation, firm, partnership, trust or association, notwithstanding the fact that one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom. The same person (including a firm, corporation, partnership, trust or association) may be the other party to contracts entered into pursuant to Sections 1, 2 and 3 above or Article IX, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 4.

           Section 5. PROVISIONS AND AMENDMENTS. Any contract entered into pursuant to Sections 1 and 2 of this Article VII shall be consistent with and subject to the requirements of Section 15 of the 1940 Act (including any amendments thereof or other applicable Act of Congress hereafter enacted) with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof, and no amendment to any contract, entered into pursuant to Section 1 of this Article VII, shall be effective unless approved by a Majority Shareholder Vote.

                                     ARTICLE VIII

                       SHAREHOLDERS' VOTING POWERS AND MEETINGS

           Section 1. VOTING POWERS. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article IV, Section 2; (ii) for the removal of Trustees as provided in Article IV, Section 3(d); (iii) with respect to any investment adviser as provided in Article VII, Section 1; (iv) with respect to the amendment of this Declaration of Trust as provided in
Article XII, Section 7; (v) to the same extent as the shareholders of a Massachusetts business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders; (vi) with respect to the termination of the Trust or any series, to the extent and as provided in Article XII, Section 4; and (vii) with respect to such additional matters relating to the Trust as may be required or authorized by law, by this Declaration of Trust, or the Bylaws or any registration of the Trust or its Shares with the Commission or any state, or as the Trustees may consider desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration of Trust or the Bylaws, to be taken by Shareholders.

           Section 2. MEETINGS. The first Shareholders meeting shall be held as specified in Section 2 of Article IV at the principal office of the Trust or such other place as the Trustees may designate. Special meetings of the Shareholders may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least one-tenth

(1/10) of the outstanding Shares entitled to vote. Shareholders shall be entitled to at least fifteen (15) days' notice of any meeting.

           Section 3. QUORUM AND REQUIRED VOTE. Except when a larger quorum is required by law, by the Bylaws or by this Declaration of Trust, a majority of the Shares entitled to vote shall constitute a quorum at a Shareholders' meeting. When any one or more series is to vote as a single class separate from the Shares of any other series which are to vote on the same matters as a separate class or classes, a majority of the Shares of each such series entitled to vote shall constitute a quorum at a Shareholders meeting of that series. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. When a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, except when a larger vote is required by any provision of this Declaration of Trust, the Bylaws or by law. If any question on which the Shareholders are entitled to vote would adversely affect the rights of any series of Shares, the vote of a majority (or such larger vote as is required as aforesaid) of the Shares of such series which are entitled to vote, voting separately, shall also be required to decide such question.

                                     ARTICLE IX

                                     CUSTODIAN

           Section 1. AMENDMENT AND DUTIES. The Trustees shall at all times employ a bank or trust company having capital, surplus and undivided profits of at least two million dollars ($2,000,000) as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Bylaws of the Trust:

              (1) to hold the securities owned by the Trust and deliver the same upon written order;

              (2) to receive and account for any funds due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct; and

              (3) to disburse such funds upon orders or vouchers. The Trust may also employ such custodian as its agent:

              (i) to keep the books and accounts of the Trust and furnish clerical and accounting services; and

              (ii) to compute, if authorized to do so by the Trustees, the Net Asset Value of the Trust in accordance with the provisions hereof;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian. If so directed by a Majority Shareholder Vote, the custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

           The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank or trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least two million dollars ($2,000,000).

           Section 2. CENTRAL CERTIFICATE SYSTEM. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, as from time to time amended, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

                                      ARTICLE X

                            DISTRIBUTIONS AND REDEMPTIONS

           Section 1. DISTRIBUTIONS. (a) The Trustees shall have power, to the fullest extent permitted by the laws of Massachusetts, at any time, or from time to time, to declare and cause to be paid to the Shareholders of each series, from the assets of their respective series, dividends or distributions in such amounts as the Trustees may determine, which dividends or distributions, at the election of the Trustees, may be payable in Shares of such series, in cash, or in cash or Shares at the election of each Shareholder.

       (b) Anything in this instrument to the contrary notwithstanding, the Trustees may at any time declare and distribute pro rata among the Shareholders of each series a "stock dividend".

       (c) The record date for the determination of Shareholders entitled to dividends or distributions declared pursuant to (a) and (b) above shall be fixed by the Trustees as provided in Article XII, Section 3 hereof.

           Section 2. REDEMPTIONS. In case any Shareholder of record of the Trust desires to dispose of his Shares, he may deposit at the office of the transfer agent or other authorized agent of the Trust a written request or such other form of request as the Trustees may from time to time authorize, requesting that the Trust purchase his Shares in accordance with this Section 2; and the Shareholder so requesting shall be entitled to require the Trust to purchase, and the Trust or the principal underwriter of the Trust shall purchase his said Shares, but only at the Net Asset Value thereof (as described in Section 3 hereof) next determined after the request is deemed to be received by the Trust. Payment for such Shares shall be made by the Trust or the principal underwriter of the Trust in accordance with the instructions of such Shareholder within seven (7) days after the date upon which the request is received in proper form, unless otherwise delayed as permitted by law or order of the Commission. In connection with such purchases of Shares by the Trust, the Trustees may from time to time determine to charge shareholders a fee in an amount not to exceed two percent (2%) of the Net Asset Value of the Shares so purchased.

           Section 3. DETERMINATION OF NET ASSET VALUE AND VALUATION OF PORTFOLIO ASSETS. The term "Net Asset Value" of a series of the Trust shall mean that amount by which the assets of the series, at fair market values, exceed its liabilities, all as determined by or under the direction of the Trustees. Net Asset Value per Share shall be determined for each series as frequently as required under the 1940 Act or other applicable law and at such time or times during said day as the Trustees may determine, and the value so determined shall become effective at such time. Such determination shall be made
(i) by appraising securities in the portfolio of the series at market value, or in the absence of readily available market quotations, at fair value, both as determined by and pursuant to methods presented or approved by the Trustees;
(ii) by appraising all other assets at their fair value in the best judgment of the Trustees; (iii) by deducting any actual and accrued liabilities determined in accordance with good accounting practice; and (iv) by dividing the sum by the number of Shares of the series then outstanding; provided, however, that the Trustees, without Shareholder approval, may alter the method of appraising portfolio securities insofar as permitted under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the Commission or insofar as permitted by any order of the Commission applicable to the Trust. The Trustees may delegate any of their powers and duties under this Section 3 with respect to appraisal of assets and liabilities.

           Section 4. SUSPENSION OF THE RIGHT OF REDEMPTION. The Trustees may declare a suspension of the right of redemption or postpone the date of payment for the whole or any part of any period (i) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the Trust of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of the net assets of one or more series, or (iv) during any other period when the Commission may for the protection of security holders of the Trust by order permit suspension of the right of redemption or postponement of the date of payment on redemption; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in (ii), (iii) or (iv) exist. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end, except that the suspension shall terminate in any event on the first business day of the Trust on which said stock exchange shall have reopened or the period specified in (ii) or (iii) shall have expired (as to which in the absence of an official ruling by said Commission, the determination of the Trustees shall be conclusive). In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value next existing after the termination of the suspension.

                                      ARTICLE XI

                     LIMITATION OF LIABILITY AND INDEMNIFICATION

           Section 1. LIMITATION OF LIABILITY. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees shall not be responsible for or liable in any event for neglect or wrongdoing of them or any officer, agent, employee or investment adviser of the Trust, but nothing contained herein shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

           Section 2. INDEMNIFICATION. (a) Subject to the exceptions and limitations contained in subsection (b) below:

         (i) every person who is, or has been, a Trustee or officer of the Trust (a "Covered Person") shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof;

         (ii) the words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

         (b)   No indemnification shall be provided hereunder to a Covered
     Person:

         (i) who shall have been adjudicated by a court or body before which the proceeding was brought

                (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

                (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

          (ii) in the event of a settlement, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office,

               (A)  by the court or other body approving the settlement; or

               (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

               (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry); provided, however, that any Shareholder may, by appropriate legal proceedings, challenge any such determination by the Trustees, or by independent counsel.

          (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law.

          (d) Expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section 2 may be paid by the Trust from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust if it is ultimately determined that he is not entitled to indemnification under this Section 2; provided, however, that either

           (i) such Covered Person shall have provided appropriate security for such undertaking;

           (ii) the Trust is insured against losses arising out of any such advance payments; or

           (iii) either a majority of the Trustees who are neither interested persons of the Trust nor are parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that such Covered Person will be found entitled to indemnification under this Section 2.

           Section 3. SHAREHOLDERS. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the Trust estate to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

                                    ARTICLE XII

                                   MISCELLANEOUS

           Section 1. TRUST NOT A PARTNERSHIP. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect the Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

           Section 2. TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY. The exercise by the Trustees of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of Section 1 of this Article XII and to Article XI, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and, subject to the provisions of Section 1 of this
Article XII and to Article XI, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

           Section 3. ESTABLISHMENT OF RECORD DATES. The Trustees may close the stock transfer books of the Trust for a period not exceeding sixty (60) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividends or distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of Shareholders, or the date for payment of any dividend or distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distributions, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed as aforesaid.

          Section 4. TERMINATION OF TRUST OR SERIES. (a) This Trust shall continue without limitation of time but subject to the provisions of subsections
(b), (c) and (d) of this Section 4.

          (b) The Trustees, with the approval of the Shareholders by Majority Shareholder Vote and in accordance with all applicable law, may cause the Trust to be merged or consolidated with another trust, partnership, association or corporation organized under the laws of any state of the United States, or political subdivision thereof, for an adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust; and which may include shares of beneficial interest or stock of such trust, partnership, association or corporation. Upon making provision for the payment of all such liabilities, by such assumption or otherwise, the Trustees shall distribute the remaining proceeds ratably among the holders of the Shares of the Trust then outstanding.

          (c) The Trust may be terminated at any time by a Majority Shareholder Vote of the Shares of each series entitled to vote and voting separately by series or by the Trustees by written notice to the Shareholders. Any series may be terminated at any time by a Majority Shareholder Vote of the Shares of that series or by the Trustees by written notice to the Shareholders of that series.

          Upon termination of the Trust (or any series, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities belonging, severally, to each series (or the applicable series, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets belonging, severally, to each series (or the applicable series, as the case may be), to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds belonging to each series (or the applicable series, as the case may be), to the Shareholders of that series, as a series, ratably according to the number of Shares of that series held by the several Shareholders on the date of termination.

         (d) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in subsections (b) and (c), the Trust shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be cancelled and discharged.

          Section 5. FILING OF COPIES, REFERENCES, HEADINGS. The original or a copy of this instrument and of each Declaration of Trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each Supplemental Declaration of Trust shall be filed by the Trustees with the Secretary of the Commonwealth of Massachusetts and the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such Supplemental Declarations of Trust have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this instrument or of any such Supplemental Declaration of Trust. In this instrument or in any such Supplemental Declaration of Trust, references to this instrument, and all expressions like "herein", "hereof" and "hereunder," shall be deemed to refer to this instrument, as amended or affected by any such Supplemental Declaration of Trust. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

          Section 6. APPLICABLE LAW. The Trust set forth in this instrument is created under and is to be governed by and construed and administered according to the laws of the Commonwealth of Massachusetts. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

           Section 7. AMENDMENTS. If authorized by votes of the Trustees and a Majority Shareholder Vote, or by any larger vote which may be required by applicable law or this Declaration of Trust in any particular case, the Trustees shall amend or otherwise supplement this instrument, by making a Declaration of Trust supplemental hereto, which thereafter shall form a part hereof. Copies of the Supplemental Declaration of Trust shall be filed as specified in Section 5 of this Article XII.

           Section 8. REGISTERED AGENT. The Registered Agent of the Trust within the Commonwealth of Massachusetts for service of process, and the principal place of business of the Trust within the Commonwealth of Massachusetts, shall be CT Corporation System, 2 Oliver Street, Boston, Massachusetts 02109.

           Section 9. FISCAL YEAR. The fiscal year of the Trust shall be the calendar year, provided, however, that the Trustees may, without Shareholder approval, change the fiscal year of the Trust.

           IN WITNESS WHEREOF, the undersigned, being all of the initial Trustees of the Trust, have executed this instrument this 3rd day of November, 1986.

                                        /s/ Robert R. Joslin
                                        ----------------------------------
                                        Robert R. Joslin


                                        /s/ Gerald Snethen
                                        ----------------------------------
                                        Gerald Snethen


                                        /s/ Stephen M. Morain
                                        ----------------------------------
                                        Stephen M. Morain

STATE OF IOWA, POLK COUNTY, ss:

      on this 3rd day of November, A.D. 1986, before me, the undersigned, a Notary Public in and for the State of Iowa, personally appeared Robert R. Joslin, Gerald Snethen and Stephen M. Morain, to me known to be the persons named in and who executed the foregoing instrument, and acknowledged that they executed the same as their voluntary act and deed.


                         /s/ Bradley R. Peyton
                    -------------------------------------------------------
                    Bradley R. Peyton, Notary Public in and for said State.